Exhibit 10.2

Execution Copy

EXCHANGE AGREEMENT

BY AND BETWEEN

BARCLAYS BANK PLC

AND

BLACKROCK, INC.

Dated as of May 21, 2012

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2012 between Barclays Bank PLC, a corporation organized under the laws of England and Wales (“Barclays”), and BlackRock, Inc., a Delaware corporation (“BlackRock”).

WHEREAS, one of the Selling Stockholders (as defined below) proposes to sell through an underwritten public offering (the “Secondary Offering”) shares of BlackRock’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon the conversion of an equal number of shares of BlackRock’s Series B non-voting convertible participating preferred stock, par value $0.01 per share, the rights, preferences and privileges of which are set forth in the certificate of designations filed as Exhibit 3.1 to BlackRock’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2009 (“Series B Preferred Stock”);

WHEREAS, BlackRock and Barclays propose to enter into a transaction (the “Repurchase Transaction”) whereby certain subsidiaries of Barclays (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”) shall sell to BlackRock, and BlackRock shall purchase from such Selling Stockholders, certain shares of Series B Preferred Stock and Common Stock, as set forth in the Stock Repurchase Agreement, dated as of May 21, 2012 (the “Repurchase Agreement”), by and between BlackRock and Barclays (the “Repurchase Transaction”); and

WHEREAS, promptly following the closing of the Secondary Offering and the Repurchase Transaction, and prior to any other exchange of capital stock that may be currently contemplated between BlackRock and another party, BlackRock and Barclays propose to consummate an exchange transaction whereby one or more affiliates of Barclays (each, a “Barclays Party” and, collectively, the “Barclays Parties”) will exchange shares of Common Stock for a like number of shares of Series B Preferred Stock, in an amount to be determined as provided herein, if, immediately following the consummation of the Secondary Offering and the Repurchase Transaction, the Barclays Parties collectively beneficially own more than 1% of the outstanding Common Stock (the “Minimum Condition”) (for greater certainty, consummation of the Secondary Offering does not require the exercise of any option granted to the underwriters in connection with the Secondary Offering).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE

Section 1.1 Exchange of Common Stock. Subject to the Minimum Condition, under the terms and subject to the other conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), Barclays shall exchange or cause to be exchanged such number of shares (the “Barclays Common Shares”) of

Common Stock equal to the total number of shares of Common Stock beneficially owned by the Barclays Parties in excess of 1% of the outstanding Common Stock immediately following the consummation of the Secondary Offering, which does not require the exercise of any option granted to the underwriters in the Secondary Offering, and the Repurchase Transaction, for an equal number of shares of Series B Preferred Stock (the “Exchange Shares”).

Section 1.2 Closing. The closing (the “Closing”) of the exchange of the Barclays Common Shares for the Exchange Shares shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, immediately subsequent to the satisfaction or waiver of the conditions set forth in Articles V and VI herein (the “Closing Date”), or at such other time, date or place as Barclays and BlackRock may agree in writing.

Section 1.3 Deliveries.

(a) At the Closing, Barclays shall deliver or cause to be delivered to BlackRock (the “Barclays Closing Deliveries”) executed and properly medallioned documents effecting the transfer of the Barclays Common Shares from each applicable Barclays Party to BlackRock in the form attached hereto as Exhibit A free and clear of any Lien (as defined below).

(b) At the Closing, BlackRock shall deliver to Barclays evidence of book-entry credits in Barclays’ name (or the name(s) of one or more subsidiaries of Barclays that it shall so designate in writing) representing the Exchange Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BARCLAYS

Barclays represents and warrants to BlackRock, on its behalf and on behalf of the Barclays Parties, as follows:

Section 2.1 Title to Barclays Common Shares. As of the Closing, the Barclays Parties delivering the Barclays Common Shares shall own and shall deliver the Barclays Common Shares, free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature, other than any arising out of, resulting from or in connection with any agreement, arrangement or understanding between Barclays or any of its subsidiaries and BlackRock (collectively, a “Lien”).

Section 2.2 Authority Relative to this Agreement. Barclays has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Barclays and the consummation by Barclays and the Barclays Parties of the transactions contemplated hereby, including the exchange of the Barclays Common Shares, has been duly authorized by the respective boards of directors or general partner, as applicable, of Barclays and each of the Barclays Parties and no other corporate, stockholder or partnership proceedings, as applicable, on the part of Barclays or the Barclays Parties are necessary to authorize this Agreement or for Barclays or the Barclays Parties to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Barclays and constitutes the valid and binding obligations of Barclays, enforceable against Barclays in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 2.3 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Barclays for the execution, delivery or performance by Barclays of this Agreement or the consummation by Barclays and the Barclays Parties of the transactions contemplated hereby.

Section 2.4 Receipt of Information. Each of Barclays and the Barclays Parties has received all the information it considers necessary or appropriate for deciding whether to acquire the Exchange Shares in exchange for the Barclays Common Shares. Barclays and the Barclays Parties have had an opportunity to ask questions and receive answers from BlackRock regarding the terms and conditions of the offering of the Exchange Shares and the business and financial condition of BlackRock and to obtain additional information (to the extent BlackRock possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. None of Barclays or any of the Barclays Parties has received, or is relying on, any representations or warranties from BlackRock, other than as provided herein.

Section 2.5 Restricted Securities. Barclays understands that the Exchange Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom. In particular, Barclays is aware that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the applicable conditions of the rule are met.

Section 2.6 Legends. It is understood that any certificates evidencing the Exchange Shares will bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BLACKROCK, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

Section 2.7 BlackRock agrees to co-operate with Barclays on the removal of such legend promptly once the Exchange Shares may be sold freely pursuant to Rule 144, which is currently anticipated to be 90 days after the termination of the Stockholder Agreement, dated as of December 1, 2009, between Barclays and certain of its affiliates and BlackRock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BLACKROCK

BlackRock hereby represents and warrants to Barclays as follows:

Section 3.1 Exchange Shares. The Exchange Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.2 Authority Relative to this Agreement. BlackRock has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BlackRock, and the consummation by BlackRock of the transactions contemplated hereby have been duly authorized by BlackRock’s board of directors (including a majority of BlackRock’s Independent Directors (as defined in the stockholder agreement entered into between Barclays, BlackRock and other subsidiaries of Barclays)), and no other corporate or stockholder proceedings on the part of BlackRock are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BlackRock and constitutes the valid and binding obligations of BlackRock, enforceable against BlackRock in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.3 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by BlackRock for the execution, delivery or performance by BlackRock of this Agreement or the consummation by BlackRock of the transactions contemplated hereby.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Additional Agreements. The parties shall and shall cause their subsidiaries to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

Section 4.2 Public Announcements. Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent (a) any party from promptly making any filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (b) Barclays or its affiliates from making any Public Announcement that it believes, upon advice of counsel, is reasonably necessary for prudent disclosure purposes.

ARTICLE V

CONDITIONS TO CLOSING OF BLACKROCK

The obligation of BlackRock to acquire the Barclays Common Shares from the Barclays Parties and to issue the Exchange Shares to the Barclays Parties at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 5.1 Representations and Warranties. Each representation and warranty made by Barclays in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Barclays on or prior to the Closing Date shall have been performed or complied with by Barclays in all respects.

Section 5.3 Closing Certificate. Barclays shall have delivered to BlackRock a certificate, dated the Closing Date and signed by an authorized signatory of Barclays, certifying to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

Section 5.4 Certificates and Documents. Barclays shall have delivered at or prior to the Closing to BlackRock or its designee the Barclays Closing Deliveries.

Section 5.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith, which does not require the exercise of any option granted to the underwriters in the Secondary Offering.

Section 5.6 Completion of the Repurchase Transaction. The Repurchase Transaction shall have been consummated in accordance with the terms and conditions of the Repurchase Agreement; provided that this condition shall be deemed waived by BlackRock if a breach by BlackRock of the Repurchase Agreement results in the failure of this condition to be satisfied.

Section 5.7 Satisfaction of the Minimum Condition. The Minimum Condition shall have been satisfied as described herein.

ARTICLE VI

CONDITIONS TO CLOSING OF BARCLAYS

The obligation of Barclays to cause the Barclays Parties to acquire the Exchange Shares from BlackRock, and to transfer the Barclays Common Shares to BlackRock, at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 6.1 Representations and Warranties. Each representation and warranty made by BlackRock in Article III above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by BlackRock on or prior to the Closing Date shall have been performed or complied with by BlackRock in all respects.

Section 6.3 Certificate. BlackRock shall have delivered to Barclays a certificate, dated the Closing Date and signed by an authorized signatory of BlackRock, certifying to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

Section 6.4 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith, which does not require the exercise of any option granted to the underwriters in the Secondary Offering.

Section 6.5 Completion of the Repurchase Transaction. The Repurchase Transaction shall have been consummated in accordance with the terms and conditions of the Repurchase Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing, by mutual written consent of Barclays and BlackRock or (ii) at the election of Barclays or BlackRock by written notice to the other party hereto after 5:00 p.m., New York time, on June 15, 2012, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of Barclays and BlackRock; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose subsidiaries’ or affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date.

Section 7.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this

Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 7.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.7 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.8 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to BlackRock:

c/o BlackRock, Inc.

55 East 52nd Street

New York, NY 10055

Facsimile:	212-810-8760

Attn: Susan L. Wagner

and

40 East 52nd Street

New York, NY 10022

Facsimile:	212-810-3744

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile:	212-735-2000
Attention:	Stacy J. Kanter, Esq.

If to Barclays:

Barclays Bank PLC

1 Churchill Place

Canary Wharf

London

E 14 5HP

England

Facsimile:	+44 1452 638157
Attention:	Company Secretary

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Facsimile: 212-558-3588

Attention:	Eric M. Krautheimer, Esq.
Donald R. Crawshaw, Esq.

Section 7.10 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by Barclays and BlackRock to jurisdiction and service contained in this Section 7.10 is solely for the purpose referred to in this Section 7.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 7.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

BARCLAYS BANK PLC

By:	/s/ Iain H. Abrahams
	Name:	Iain H. Abrahams
	Title:	Executive Vice Chairman

BLACKROCK, INC.

By:	/s/ Daniel Waltcher
	Name:	Daniel Waltcher
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

Exhibit A

Transfer of Stock Ownership Form BNY Mellon Shareowner Services P.O. Box 358010 Pittsburgh, PA 15252-8010 Section A - Issuer Name Company Name Cusip Number Account Key Section B - Current Shareowner Investor ID or SSN/TIN Registration/Name and Address exactly as it appears on your certificate or statement Section C - Shares To Be Transferred Original Stock Certificate Shares* Book-entry Shares Total Shares To Be Transferred To Be Transferred To Be Transferred *Please attach and send the original stock certificates together with this form. Section D - Transfer Reason1 Lost Certificates Lost Certificates Please call 1-800-370-1163 Check only one: All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death. Gift Date of Gift2: __/__/___ (Gift date applies to certificates only) Death Date of Death3:__/__/___ Value per Share4: USD_____._ _ Private Sale Date of Sale3: __/__/___ Value per Share: USD_____._ _ None of the above5:___________________________________________________________ (Please Specify) 1 You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer. 2 If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry shares, the gift date will always be the date that the transfer is processed. 3 Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any. 4 Determines cost basis for beneficiaries. Value per share will default to the fair market value on date of death unless provided. 5 Existing cost basis of shares will be carried over to the new account. Section E - Required Signature and Medallion Signature Guarantee The undersigned hereby irrevocably constitutes and appoints BNY Mellon Shareowner Services as attorney to transfer the shares with full power of substitution in the premise. Signature:____________________________ Signature:____________________________ Date: ____________________________ Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program. Each registered owner must sign his/her name exactly as it appears on the account, or an authorized person must sign in his/her legal capacity. Page 1 of 2

Section F - New Shareowner(s) Account Type If you wish to divide your shares between two or more owners individually, please use additional copies of this page. Account Type Check One Individual Joint Custodial Trust Estate Corporation Other: (please specify) Section G - New Shareowner(s) Account Information Total Shares to be Transferred to this Account Account Key (If Transferring to Existing Account) Registration/Name and Address of New Owner Section H - Taxpayer ID Certification (Substitute Form W-9) (To be completed by the new shareowner) YOUR ACCOUNT MAY BE SUBJECT TO BACKUP WITHHOLDING AT THE APPLICABLE RATE IF YOU DO NOT COMPLETE THIS SUBSTITUTE FORM W-9. All new security holders are required to sign and return this certification. If the requested information is not known at the time of the transfer or the new owner is not available to sign, a W-9 Form will be mailed to the new shareholder(s) once the shares are transferred. The new shareholder alternatively may go online to www.bnymelloninvestor.com/equityaccess and certify their Taxpayer Identification Number. For further instructions on filling out the form, please refer to www.irs.gov. Check appropriate box: Individual/Sole proprietor C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) Other (see instructions at www.irs.gov) New Shareholder’s Taxpayer ID Number Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (defined in the instructions). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not require to sign the certification, but you must provide your correct TIN. Sign Here Signature of U.S. person Date